UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27978	94-3128324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 924-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2007, Polycom, Inc. (“Polycom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Polycom, Spyglass Acquisition Corp., a wholly-owned subsidiary of Polycom (“Spyglass”), and SpectraLink Corporation (“SpectraLink”) pursuant to which Polycom will acquire SpectraLink for $11.75 per share, or an enterprise value of approximately $220 million, which is net of existing cash and debt. The acquisition will be conducted by means of a tender offer for all of the outstanding shares of SpectraLink, followed by a merger of SpectraLink with Spyglass that will result in SpectraLink becoming a Polycom subsidiary.

Polycom’s acceptance of the shares tendered in connection with the tender offer is subject to customary conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of any other material antitrust or merger control approvals. In addition, Polycom’s acceptance of the tendered shares is subject to Polycom’s ownership, following such acceptance, of at least a majority of all then outstanding shares of SpectraLink common stock, calculated on a fully-diluted basis, and other conditions.

Depending on the number of shares held by Polycom after its acceptance of the shares properly tendered in connection with the tender offer, approval of the merger by the holders of SpectraLink’s outstanding shares remaining after the completion of the tender offer may be required. The closing of the merger is also subject to customary closing conditions.

Polycom expects to commence the tender offer promptly, and the merger is expected to be completed in the second calendar quarter of 2007.

All of the directors and executive officers of SpectraLink have agreed to tender their shares in connection with the tender offer and to vote in favor of the merger. These directors and executive officers hold, in the aggregate, less than 1% of SpectraLink’s outstanding shares.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure

On February 7, 2007, Polycom issued a press release announcing that it had agreed to acquire SpectraLink. The text of the press release is furnished as Exhibit 99.1 attached hereto. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Polycom, Inc., Spyglass Acquisition Corp. and SpectraLink Corporation dated February 7, 2007

99.1	Press Release dated February 7, 2007

Additional Information

The tender offer for the outstanding common stock of SpectraLink has not yet commenced. This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of SpectraLink common stock will be made only pursuant to an offer to purchase and related materials that Polycom intends to file with the SEC on Schedule TO. SpectraLink also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. SpectraLink stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. SpectraLink stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Innisfree M&A Incorporated, the information agent for the offer, at (877) 750-9496, from Cowen and Company, LLC, the dealer manager for the offer, at (877) 269-3652, from Polycom (with respect to documents filed by Polycom with the SEC), or from SpectraLink (with respect to documents filed by SpectraLink with the SEC). Stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.

Forward Looking Statements

This filing and the exhibits hereto contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, actual results could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the anticipated timing of filings and approvals relating to the acquisition, the expected timing of the completion of the transaction, and the ability to complete the transaction considering the various closing conditions, including those conditions related to antitrust regulations. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transaction and other risks that are described from time to time in Polycom’s filings with the Securities and Exchange Commission, including but not limited to the risks described in Polycom’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and other reports filed after Polycom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Polycom assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Michael R. Kourey
Michael R. Kourey Senior Vice President, Finance and Administration, and Chief Financial Officer

Date: February 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Polycom, Inc., Spyglass Acquisition Corp. and SpectraLink Corporation dated February 7, 2007

99.1	Press Release dated February 7, 2007